Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-276410, 333-269329, 333-266506, 333-265954 and 333-249403), and Form S-3 (Nos. 333- 274436 and 333-260145) of COMPASS Pathways plc of our report dated February 29, 2024 relating to the financial statements, which appears in COMPASS Pathways plc's Annual Report on Form 10-K for the year ended December 31, 2023. /s/ PricewaterhouseCoopers LLP Reading, United Kingdom May 9, 2024